Exhibit 99

NIC Earns 17 Cents Per Share in Second Quarter 2014; Same-State Revenues and Contribution from New State Portals Drive 26 Percent Operating Margin

OLATHE, Kan.--(BUSINESS WIRE)--August 7, 2014--NIC Inc. (NASDAQ: EGOV), the dominant provider of official eGovernment services, today announced net income of $11.0 million and earnings per share of 17 cents on total revenues of $71.2 million for the three months ended June 30, 2014. In the second quarter of 2013, the Company reported net income of $10.8 million and earnings per share of 16 cents on total revenues of $65.9 million.

Quarterly portal revenues were a record $66.8 million, an 8 percent increase over second quarter 2013. On a same-state basis, portal revenues were $61.4 million in the current quarter, an 8 percent increase over the second quarter of 2013. Same-state, transaction-based revenues from Interactive Government Services (IGS, formerly referred to as non-DMV) rose 8 percent over second quarter 2013, with same-state revenues from driver history records (DHR, formerly referred to as DMV) up 9 percent, driven by DHR price increases in three states and continued transaction volume growth across several states. Same-state portal time & materials revenues rose 1 percent and same-state portal management revenues were up 3 percent for the quarter.

Current quarter revenues from the Company’s newer portals in Pennsylvania, Wisconsin, and Connecticut totaled $2.3 million, $1.2 million, and $1.1 million, respectively. In the prior year quarter, revenues from the Pennsylvania portal were $2.5 million. The Wisconsin portal began generating revenues in the third quarter of 2013, and the Connecticut portal began generating revenues in the current quarter. Revenues from the Virginia state agency partnerships were $0.7 million in the current quarter, while revenues from the legacy Virginia state portal contract in the prior year quarter were $1.6 million. The legacy Arizona state portal contract expired on March 26, 2014, while revenues from this contract in the prior year quarter were $1.1 million.

“Adding a new partner is one of the most exciting times at NIC,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “In January, it was great to welcome Connecticut as our newest partner. And, this quarter I was pleased to see Connecticut contributing to our solid financial results.”

Portal gross profits were $28.3 million in the current quarter compared to $27.2 million in the prior year quarter. NIC’s portal gross profit percentage was 42 percent in the current quarter, down from 44 percent in the prior year quarter, due mainly to lower gross profits from the Texas portal and from the expiration of the legacy Virginia and Arizona portal contracts.

Software & services revenues were $4.3 million in the current quarter, up 13 percent from the second quarter of 2013, driven in part by an increase in revenues from the federal Pre-employment Screening Program. As a result, software & services gross profits increased 18 percent from the prior year quarter to $3.1 million.

“Given our positive trajectory through the first half of 2014, we are currently on pace to comfortably meet or exceed the high end of our previously issued total revenue and earnings estimates for the year,” said Steve Kovzan, NIC’s Chief Financial Officer.

Operational Highlights

NIC subsidiaries recently won competitive bids for new, long-term contracts with several current government partners. The state of Iowa signed a two-year contract with Iowa Interactive, LLC to continue providing self-funded eGovernment services. The contract also includes renewals that the state can exercise to extend the contract through June 2020. Rhode Island Interactive, LLC signed a new contract with the state of Rhode Island. The new agreement includes a three-year base contract and renewal opportunities that could extend the contract to July 2019. The New Mexico Motor Vehicle Division (MVD) signed a new contract with New Mexico Interactive, LLC. The two-year contract includes renewal options that the MVD can exercise to extend the contract through June 2018. And, South Carolina Interactive, LLC was awarded a new five-year contract by the state of South Carolina that includes renewal options that the state can exercise to extend the contract through July 2021.

Kansas Information Consortium, Inc. was also awarded a new, long-term contract by the state of Kansas, ahead of its contract expiration date. The portal was awarded a new seven-year contract, which includes renewal options.

In addition to signing new long-term contracts, two NIC subsidiaries received contract extensions. Kentucky Interactive, LLC received a one-year contract extension from the Commonwealth of Kentucky and Indiana Interactive, LLC received a two-year contract extension from the state of Indiana.

Second Quarter Earnings Call and Webcast Details

On the call, the Company will discuss its 2014 second quarter, and answer questions from the investment community. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Thursday, August 7, 2014
4:30 p.m. (EDT)

Call bridge:	888-539-3612 (U.S. callers) or 719-325-2494 (international callers)
Conference ID:	9915166
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at http://www.egov.com/investors.
A replay of the Webcast will be available until 11 p.m. (EST) on Feb. 6, 2015, by visiting http://www.egov.com/investors.

About NIC

Founded in 1992, NIC (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help make government more accessible to everyone through technology. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies in the United States. Forbes has named NIC as one of the “100 Best Small Companies in America” five times, most recently ranked at No.11 (2013), and the Company has been included three times on the Barron’s 400 Index. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and projects under existing portal contracts, and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts and new projects in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks and any resulting liability; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Portal revenues	$66,809	$62,094	$128,291	$120,136
Software & services revenues	4,346	3,844	8,261	7,026
Total revenues	71,155	65,938	136,552	127,162
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	38,533	34,899	74,930	67,661
Cost of software & services revenues, exclusive of depreciation & amortization	1,214	1,189	2,174	2,292
Selling & administrative	10,864	10,058	21,165	19,667
Depreciation & amortization	2,277	2,049	4,527	4,076
Total operating expenses	52,888	48,195	102,796	93,696
Operating income	18,267	17,743	33,756	33,466
Other expense, net	(24)	(2)	(128)	(21)
Income before income taxes	18,243	17,741	33,628	33,445
Income tax provision	7,213	6,933	13,223	12,681
Net income	$11,030	$10,808	$20,405	$20,764

Basic net income per share	$0.17	$0.16	$0.31	$0.32
Diluted net income per share	$0.17	$0.16	$0.31	$0.32

Weighted average shares outstanding:
Basic	65,245	64,890	65,151	64,800
Diluted	65,245	64,890	65,151	64,800

Key Financial Metrics:
Revenue growth - outsourced portals	8%	27%	7%	27%
Same state revenue growth - outsourced portals	8%	19%	7%	18%
Recurring portal revenue as a % of total portal revenues	95%	94%	95%	95%
Gross profit % - outsourced portals	42%	44%	42%	44%
Revenue growth - software & services	13%	31%	18%	18%
Gross profit % - software & services	72%	69%	74%	67%
Selling & administrative expenses as a % of total revenues	15%	15%	16%	15%
Operating income as a % of total revenue	26%	27%	25%	26%

Portal Revenue Analysis:
IGS transaction-based (formerly, Non-DMV)	$36,684	$34,005	$69,053	$64,175
DMV transaction-based (formerly, DMV)	25,017	22,030	48,493	44,792
Portal software development	3,288	3,494	6,315	6,039
Portal management	1,820	2,565	4,430	5,130
Total portal revenues	$66,809	$62,094	$128,291	$120,136

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$95,658	$74,245
Cash restricted for payment of dividend	-	22,982
Trade accounts receivable, net	61,211	52,818
Deferred income taxes, net	1,028	1,038
Prepaid expenses & other current assets	10,558	11,569
Total current assets	168,455	162,652
Property and equipment, net	13,674	15,167
Intangible assets, net	2,062	1,864
Other assets	332	290
Total assets	$184,523	$179,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,817	$39,112
Accrued expenses	18,384	20,822
Dividend payable	-	22,982
Other current liabilities	450	348
Total current liabilities	64,651	83,264

Deferred income taxes, net	2,287	2,432
Other long-term liabilities	2,754	2,341
Total liabilities	69,692	88,037

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 65,260 and 64,993 shares issued and outstanding	6	6
Additional paid-in capital	90,887	88,397
Retained earnings	23,938	3,533
Total stockholders' equity	114,831	91,936
Total liabilities and stockholders' equity	$184,523	$179,973

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Retained Earnings	Total
Balance, January 1, 2014	64,993	$ 6	$ 88,397	$ 3,533	$ 91,936
Net income	-	-	-	20,405	20,405
Restricted stock vestings	294	-	73	-	73
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	-	-	35	-	35
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(95)	-	(1,928)	-	(1,928)
Stock-based compensation	-	-	2,414	-	2,414
Tax deductions relating to stock-based compensation	-	-	897	-	897
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	-	-	(108)	-	(108)
Issuance of common stock under employee stock purchase plan	68	-	1,107	-	1,107
Balance, June 30, 2014	65,260	$ 6	$ 90,887	$ 23,938	$ 114,831

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$11,029	$10,807	$20,405	$20,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	2,277	2,049	4,527	4,076
Stock-based compensation expense	1,414	1,199	2,414	2,077
Deferred income taxes	(818)	(282)	(1,494)	(820)
Loss on disposal of property and equipment	24	2	128	21
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable, net	404	(3,666)	(8,393)	(14,349)
Decrease in prepaid expenses & other current assets	129	1,973	2,370	3,133
(Increase) in other assets	(8)	(1)	(42)	(2)
Increase (decrease) in accounts payable	(1,282)	3,718	6,705	4,556
Increase (decrease) in accrued expenses	2,811	1,229	(4,416)	(1,672)
Increase (decrease) in other current liabilities	(313)	1,165	102	1,180
Increase in other long-term liabilities	252	229	413	714
Net cash provided by operating activities	15,919	18,422	22,719	19,678
Cash flows from investing activities:
Purchases of property and equipment	(1,734)	(1,256)	(2,653)	(2,258)
Capitalized internal use software development costs	(332)	(350)	(657)	(730)
Net cash used in investing activities	(2,066)	(1,606)	(3,310)	(2,988)
Cash flows from financing activities:
Proceeds from employee common stock purchases	-	-	1,107	904
Tax deductions related to stock-based compensation	207	155	897	736
Net cash provided by financing activities	207	155	2,004	1,640
Net increase in cash	14,060	16,971	21,413	18,330
Cash, beginning of period	81,598	63,717	74,245	62,358
Cash, end of period	$95,658	$80,688	$95,658	$80,688
Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$50	$86	$50	$86
Cash payments:
Income taxes paid	$7,305	$3,193	$13,837	$6,194
Cash dividends on common stock previously restricted for payment of dividend	$-	$-	$22,982	$-

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com